Dreyfus Founders Funds, Inc.
File No. 811-1018
Form N-SAR
Exhibit 77Q1(g)

The Agreement and Plan of Reorganization between Dreyfus International Funds, Inc., on behalf of Dreyfus International Growth Fund, and Dreyfus Founders Funds, Inc., on behalf of Dreyfus Founders International Equity Fund, is attached as Exhibit A to the Prospectus/Proxy Statement, dated June 25, 2001, included in the Registration Statement of Dreyfus Founders Funds, Inc. on Form N-14 (File No. 333-61642), and is hereby incorporated by reference.